UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 2, 2014

LITHIUM EXPLORATION GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-175883	06-1781911
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

3800 North Central Avenue, Suite 820, Phoenix, Arizona	85012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (480) 641-4790

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02	Unregistered Sales of Equity Securities

Our company was indebted to JDF Capital Inc. (“JDF”) for funds provided to us on September 16, 2013 in the amount of USD$306,250 and on October 15, 2013 in the amount of USD$306,250 pursuant to the conditions of a securities purchase agreement dated September 13, 2013 (the “SPA”), among our company and JDF.

On January 6, 2014, JDF entered into a securities amendment and settlement agreement (the “Settlement Agreement”) with us, where we agreed to convert the remaining portions of the SPA into Series B Convertible Preferred Stock of our company (the “Preferred Shares”), being 1 Preferred Share per $1 remaining payable pursuant to the SPA. Each Preferred Share is convertible into common shares of the Company by cashless conversion at a price of 50% of the lowest traded price of the previous 20 trading days of a notice to convert.

On June 2, 2014, we received a two notices of conversion from JDF to convert an aggregate of 227,700 Preferred Shares outstanding due to JDF into an aggregate of 10,715,293 shares of our company’s common stock at a deemed conversion rate of USD$0.02125 per share, pursuant to the conversion terms of the Preferred Shares, the SPA and the Settlement Agreement.

As of June 2, 2014, we issued an aggregate of 10,715,293 common shares of our company to one person pursuant to Rule 506 of Regulation D of the Securities Act of 1933, as amended, on the basis that they represented to our company that they were an “accredited investor” as such term is defined in Rule 501(a) of Regulation D.

Item 9.01	Financial Statements and Exhibits

10.1

Securities Purchase Agreement dated as of September 13, 2013 between our company and JDF Capital Inc. (incorporated by reference to our Current Report on Form 8-K filed on September 27, 2013 as Exhibit 10.1).

10.2	Settlement Agreement dated January 3, 2014 between our company and JDF Capital Inc. (incorporated by reference to our Current Report on Form 8-K filed on January 9, 2014 as Exhibit 10.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITHIUM EXPLORATION GROUP, INC.

/s/Alex Walsh
Alex Walsh
President and Director

Date: June 5, 2014